Forgent Announces the Results for the 2005 Fiscal Fourth Quarter and Year End

NetSimplicity Software Revenues Grew by 26%: Expenses Reduced by 33%

AUSTIN, TX -- 09/22/2005 -- Forgent™ Networks (NASDAQ: FORG) today announced results from continuing operations for the 2005 fiscal fourth quarter and year ended July 31, 2005. During the quarter, the company reported a loss of $0.11 per share on total revenues of approximately $0.9 million. Other items for the quarter include:

--  Grew NetSimplicity revenues by 26% to over $0.6 million for the quarter
--  Reduced operating expenses by 33% to $2.8 million
--  Continued to garner revenues from the intellectual property licensing program
--  Maintained cash, cash equivalents and short-term investments of approximately $17.3 million
"During the fourth quarter we focused on expanding the intellectual property program and working on the litigation process as well as growing the software business and reducing operating expenses," said Richard Snyder, chairman and CEO of Forgent. "We continue to license our technology, grow software sales, as well as maintain a solid cash position."

Intellectual Property

The intellectual property business generated revenues of approximately $0.3 million for the fourth quarter of fiscal 2005, compared to $0.7 million for the fiscal third quarter of 2005.

On July 14, 2005 Forgent announced it had expanded the intellectual property program by initiating litigation against fifteen companies for infringement of United States Patent No. 6,285,746 (the '746 Patent) in the United States District Court for the Eastern District of Texas, Marshall Division. The '746 Patent, which expires on May 21, 2011, relates to a computer controlled video system allowing playback during recording. During playback, the system reads the video content from the storage component. The '746 Patent derived from application serial number 07/703,685 was filed on May 21, 1991.

Forgent has pending litigation against approximately 40 companies for infringement of U.S. Patent No. 4,698,672 ('672 Patent) in the United States District Court for the Northern District of California. Following the filing of the litigation, four companies have entered into license or settlement agreements.

During the quarter these actions were assigned to Judge Jeremy D. Fogel of the United States District Court for the Northern District of California, San Jose division. The Microsoft complaint has also been referred to Judge Fogel. The scheduling order setting a Markman hearing on claim construction for February 13, 2006 is still in place but may change. Claim construction is the process by which specific terms in the patent are given precise meaning for the case.

Judge Fogel has scheduled a case management conference for these actions on October 3, 2005. The case management conference is a court hearing in civil court proceedings in which the Judge gives directions, setting out a timetable on how and when the case will proceed to trial.

Since its inception over three years ago, Forgent's intellectual property program has generated more than $100 million in revenues primarily from licensing the '672 Patent to more than 40 different companies in Asia, Europe and the United States. The '672 Patent relates to digital image compression used in digital still image devices that compress, store, manipulate, print or transmit digital still images such as digital cameras, personal digital assistants, cellular telephones, printers, scanners, and certain software applications. The company's patent portfolio includes the combined inventions of Compression Labs, Inc., VTEL Corporation, and Forgent Networks, Inc.

Software

The NetSimplicity software business grew by approximately 26% to $0.6 million for the fourth quarter of fiscal 2005, compared to $0.5 million for the fiscal third quarter of 2005. Software revenue for the 2005 fiscal year almost doubled to $2.0 million compared to $1.0 million for the 2004 fiscal year end. NetSimplicity has more than 1,700 customers worldwide, and provides a low-cost, high-value software application to small and medium businesses and divisions of large enterprises. In addition, NetSimplicity sells other high-value business applications, such as IT asset management, via its same low-cost e-marketing and telesales model.

During the quarter, NetSimplicity announced a new module for Meeting Room Manager (MRM), Advanced Catering Management (ACM), and the general availability of Visual Asset Manager Enterprise Edition (VAM Enterprise). The new ACM module allows users at multi-site enterprises to order catering while scheduling meetings via MRM and select from menus customized to their individual locations. The new VAM Enterprise extends the original Visual Asset Manager product to accommodate larger enterprises with full visibility into what they own, where assets are deployed, and the value of those assets via a cost-effective and easy-to-deploy solution.

Fiscal Fourth Quarter Results

Revenue was $0.9 million for the fiscal fourth quarter compared to $1.2 million for the 2005 fiscal third quarter, reflecting the inherent unpredictability of intellectual property licensing revenues. Overall operating expenses were reduced by approximately $1.4 million to $2.8 million compared to $4.1 million for the 2005 fiscal third quarter primarily due to lower legal fees. The company had a net loss, including discontinued operations of $2.9 million or $0.12 per share for the fourth fiscal quarter of 2005 compared to a net loss of $4.3 million or $0.17 per share for the third fiscal quarter of 2005. Cash, cash equivalents and short-term investments were approximately $17.3 million.

Fiscal Year Results

Revenue for the 2005 fiscal year was $9.9 million compared to $15.8 million for the 2004 fiscal year end. The company narrowed its net loss, including discontinued operations to $6.6 million or $0.26 per share for fiscal 2005 compared to a net loss of $20.6 million or $0.83 per share for fiscal 2004.

Other Items

Forgent reported its ALLIANCE software business as a discontinued operation and recorded income from discontinued operations of $3.4 million for the 2005 fiscal year.

Outlook

Forgent expects to continue to generate license revenues in the 2006 fiscal year and fiscal first quarter. However, predicting the timing and amounts will be complicated because of the uncertainty of licensing negotiations and due to the pending litigation.

Conference Call and Webcast

Forgent has scheduled a conference call with the investment community for Thu, Sep. 22, 2005, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. To participate, dial 866-700-7173 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 93460970. International callers should dial 617-213-8838 and use a pass code of 93460970. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent

Forgent™ Networks (NASDAQ: FORG) develops and licenses intellectual property and provides scheduling software to a wide variety of customers. Forgent's intellectual property licensing program is related to communication technologies developed from a diverse and growing patent portfolio. Forgent's software division, NetSimplicity provides a spectrum of scheduling software that enables all sizes of organizations to streamline the scheduling of people, places and things. For additional information please visit www.forgent.com.

Safe Harbor

This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the collaboration management market, the possibility that the market for the sale of certain software and services may not develop as expected; that development of these software and services may not proceed as planned, risks associated with the company's license program, including risks of litigation involving intellectual property, patents and trademarks, acquisition integration, and the ability to consummate certain divestiture transactions. Additional discussion of these and other risk factors affecting the company's business and prospects is contained in the company's periodic filings with the SEC.

               Forgent Networks Consolidated Balance Sheets
               (Amounts in thousands, except per share-data)

                                                         JULY 31,
                                                 2004             2005
                                              ---------        ---------
ASSETS
Current assets:
  Cash and equivalents, including
   restricted cash of $650 at
   July 31, 2004 and July 31, 2005,
   respectively                               $  19,051        $  15,861
  Short-term investments                          2,490            1,487
  Accounts receivable, net of allowance
   for doubtful accounts of $10 and $1
   at July 31, 2004 and July 31, 2005,
   respectively                                     380              471
  Prepaid expenses and other current assets         309              266
                                              ---------        ---------
         Total current assets                    22,230           18,085

Property and equipment, net                       3,024            1,957
Intangible assets, net                              258               33
Other assets                                        267               27
                                              ---------        ---------
                                              $  25,779        $  20,102
                                              =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $   1,502        $   1,856
  Accrued compensation and benefits                 247              590
  Other accrued liabilities                       1,056            1,209
  Notes payable, current portion                    348              355
  Deferred revenue                                  326              517
                                              ---------        ---------
         Total current liabilities                3,479            4,527

Long-term liabilities:
  Deferred revenue                                    2                4
  Other long-term obligations                     2,769            2,280
                                              ---------        ---------
         Total long-term liabilities              2,771            2,284

Net liabilities from discontinued operations         29               --

Stockholders' equity:
  Preferred stock, $.01 par value;
   10,000 authorized; none issued or
   outstanding                                       --               --
  Common stock, $.01 par value;
   40,000 authorized; 26,625 and 26,967
   shares issued, 24,871 and 25,177 shares
   outstanding at July 31, 2004 and
   July 31, 2005, respectively                      266              269
  Treasury stock, 1,754 and 1,790 at
   July 31, 2004 and July 31, 2005               (4,726)          (4,815)
  Additional paid-in capital                    264,582          265,020
  Accumulated deficit                          (240,631)        (247,199)
  Accumulated other comprehensive income              9               16
                                              ---------        ---------
       Total stockholders' equity                19,500           13,291
                                              ---------        ---------
                                              $  25,779        $  20,102
                                              =========        =========

              Forgent Networks Consolidated Statements of Operations
                   (Amounts in thousands, except per-share data)

                                  For the                     For the
                             Three Months Ended        Twelve Months Ended
                           July 31,     April 30,            July 31,
                            2005           2005         2005         2004
                         (Unaudited)   (Unaudited)
Revenues:
  Intellectual
   property licensing    $      266   $      665   $    7,894   $   14,806
  Software and
   professional services        614          487        2,012        1,019
  Other                           -            -            -           22
                         ----------   ----------   ----------   ----------
    Total revenues              880        1,152        9,906       15,847
                         ----------   ----------   ----------   ----------

Cost of sales:
  Intellectual property
   licensing                    699          969        6,149        7,227
  Software and
   professional
   services                     182          295          892          612
  Other                          -             -            -           24
                         ----------   ----------   ----------   ----------
    Total cost of sales         881        1,264        7,041        7,863
                         ----------   ----------   ----------   ----------
  Gross margin                   (1)        (112)       2,865        7,984
                         ----------   ----------   ----------   ----------

Operating expense:
  Selling, general and
   administrative             2,663        4,045       12,858        8,267
  Research and
   development                   82           79          318          320
  Impairment of assets            -            -            -        1,458
  Amortization of
   intangible assets             13           13           50           41
                         ----------   ----------   ----------   ----------
    Total operating
     expenses                 2,758        4,137       13,226       10,086
                         ----------   ----------   ----------   ----------

Loss from operations         (2,759)      (4,249)     (10,361)      (2,102)
                         ----------   ----------   ----------   ----------

Other income (expense):
  Interest income               120          115          405          213
  Foreign currency
   translation                   (2)          (6)         (15)        (625)
  Interest expense and
   other                         (8)           2          (24)        (110)
                         ----------   ----------   ----------   ----------
    Total other income
    (expense)                   110          111          366         (522)
                         ----------   ----------   ----------   ----------

Loss from continuing
 operations, before
 income taxes                (2,649)      (4,138)      (9,995)      (2,624)
Provision for income
 taxes                           (4)          (7)         (16)         (22)
Loss from continuing
 operations                  (2,653)      (4,145)     (10,011)      (2,646)

Loss from discontinued
 operations, net of
 income taxes                   (12)        (143)        (642)     (18,567)
(Loss) income on
 disposal, net of
 income taxes                  (231)          (3)       4,085          573
                         ----------   ----------   ----------   ----------
(Loss) income from
 discontinued operations,
 net of income taxes           (243)        (146)       3,443      (17,994)
                         ----------   ----------   ----------   ----------

Net loss                 $   (2,896)  $   (4,291)  $   (6,568)  $  (20,640)
                         ==========   ==========   ==========   ==========

Basic (loss) income
 per share:
(Loss) income from
 continuing operations   $    (0.11)  $    (0.16)  $    (0.40)  $    (0.10)
                         ==========   ==========   ==========   ==========
(Loss) income from
 discontinued operations $    (0.01)  $    (0.01)  $     0.14   $    (0.73)
                         ==========   ==========   ==========   ==========
Net (loss) income        $    (0.12)  $    (0.17)  $    (0.26)  $    (0.83)
                         ==========   ==========   ==========   ==========
Diluted (loss) income
 per share:
(Loss) income from
 continuing
 operations              $    (0.11)  $    (0.16)  $    (0.40)  $    (0.10)
                         ==========   ==========   ==========   ==========
(Loss) income from
 discontinued
 operations              $    (0.01)  $    (0.01)  $     0.14   $    (0.73)
                         ==========   ==========   ==========   ==========
Net (loss) income        $    (0.12)  $    (0.17)  $    (0.26)  $    (0.83)
                         ==========   ==========   ==========   ==========

Weighted average
 shares outstanding:
  Basic                      25,102       24,927       24,959       24,731
  Diluted                    25,102       24,927       24,959       24,731

Investor contact:
Michael Noonan
512.437.2476
michael_noonan@forgent.com

Media contact:
Lee Higgins
512.794-8600
lee@petersgrouppr.com